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                                                                    EXHIBIT 23.1

                            160 Federal Street            Telephone 617 439 4390
                            Boston, MA 02110

PRICE WATERHOUSE LLP                                         [LOGO APPEARS HERE]


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-88174) of our report dated March 19, 1997 appearing on page 26 of Brookstone, Inc.'s Annual Report on Form 10-K for the year ended February 1, 1997. We also consent to the application of such report to the Financial Statement Schedules for the three years ended February 1, 1997 listed in Item 14(a)(2) of such Annual Report on Form 10-K when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these schedules.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Boston, Massachusetts
May 2, 1997